Exhibit 10.44

AMENDMENT NUMBER FIVE

TO THE

HEALTH NET, INC. 401(k) SAVINGS PLAN

(as amended and restated effective January 1, 2001)

WHEREAS, Health Net, Inc. (the “Company”) heretofore has adopted and maintains the Health Net, Inc. 401(k) Savings Plan (the “Plan”) for the benefit of eligible employees of the Company and certain of its affiliates;

WHEREAS, the Company desires to amend the Plan, effective March 28, 2005, to decrease the small benefits cash-out amount from $5,000 to $1,000; and

WHEREAS, the Company has the power to amend the Plan pursuant to Section 15.1 thereof.

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the power of amendment contained in Section 15.1 of the Plan, Section 8.5 of the Plan is hereby amended to substitute the dollar amount “$1,000” for the phrase “$5,000 (or such other amount prescribed by section 411(a)(11) of the Code)” as it appears therein.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer this 4th day of March, 2005.

HEALTH NET, INC.

By	/s/ D J Colia
Debbie J. Colia

Its:	Vice President, Organization
Effectiveness, Consulting Services